As filed with the Securities and Exchange Commission on November 13, 2018.

Registration No. 333-228040

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATURAL HEALTH FARM HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	8731	98-1032170
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

20 North Orange Ave., Suite 1100

Orlando, Florida 32801

(407) 476-8976

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:

William B. Barnett, Esq.

Law Offices of Barnett & Linn

23548 Calabasas Road, Suite 106

Calabasas, CA 91302

Telephone: (818) 436-6410

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, offered by GHS Investment, LLC	10,638,298	$1.88	$20,000,000	$2,490.00
Common Stock, par value $0.001 per share, offered by Selling Shareholders	1,974,500	$2.35	$ 4,640,075	$577.69
Total	12,612,798		$24,640,075	$3,067.69

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.001 per share, of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2) Estimated solely for the purpose of computing the amount of the registration fee for the shares of common stock issuable upon purchase of shares by GHS Investments, LLC pursuant to an Equity Financing Agreement and upon sale of shares by Selling Shareholders being registered in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on OTC:QB on October 25, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

  This Amendment No. 2 is being filed to add a Revised Legal Opinion as Exhibit 5.1 and to reference such exhibit in the Exhibit Index of this Registration Statement On Form S-1 (Registration Statement No. 333-228040) , and no changes or additions are being made hereby to the prospectus constituting Part I of this Registration Statement. Accordingly, the prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1*	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2017).

3.2*	By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on September 3, 2015

5.1	Revised Opinion of Counsel

10.1*	2018 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s S-8 filed with the SEC on June 4, 2018)

10.2*	Share Exchange Agreement dated March 1, 2018

10.3*	Equity Financiang Agreement dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to Form 8-K on June 11, 2018

10.4*	Registration Rights Agmt. Dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to Form 8-K on June 11, 2018)

10-5*	Promissory Note for $40,000 dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to form 8-K on June 11, 2018)

23.1*	Consent of M & K CPAS, PLLC, Independent Registered Public Accounting Firm.

23.2*	Consent of Michael Gillesopie, LPPC, Independent Registered Public Accounting Firm

23.3	Consent of Barnett & Linn (included as part of Revised Exhibit 5.1 hereto).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Kuala Lumpur on November 13, 2018.

NATURAL HEALTH FARM HOLDINGS INC.

/s/Tee Chuen Meng
Tee Chuen Meng
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Tee Chuen Meng	Principal Executive Officer, Treasurer, Director	November 13, 2018
Tee Chuen Meng	Principal Financial Officer
Principal Accounting Officer

/s/ Judy Lee	Director	November 13, 2018
Judy Lee

/s/ Patricia Yeoh	Secretary	November 13, 2018
Patricia Yeoh

EXHIBIT INDEX

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1*	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2017).

3.2*	By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on September 3, 2015

5.1	Revised Opinion of Counsel

10.1*	2018 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s S-8 filed with the SEC on June 4, 2018)

10.2*	Share Exchange Agreement dated March 1, 2018

10.3*	Equity Financiang Agreement dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to Form 8-K on June 11, 2018

10.4*	Registration Rights Agmt. Dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to Form 8-K on June 11, 2018)

10-5*	Promissory Note for $40,000 dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to form 8-K on June 11, 2018)

23.1*	Consent of M & K CPAS, PLLC, Independent Registered Public Accounting Firm.

23.2*	Consent of Michael Gillesopie, LPPC, Independent Registered Public Accounting Firm

23.3	Consent of Barnett & Linn (included as part of Revised Exhibit 5.1 hereto).

* Filed herewith